EXHIBIT 99.1

Community State Bank

Consolidated Financial Report

December 31, 2015

Contents

Independent Auditor’s Report	1-2

Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Income	4

Consolidated Statement of Comprehensive Income	5

Consolidated Statement of Stockholders’ Equity	6

Consolidated Statement of Cash Flows	7-8

Notes to Consolidated Financial Statements	9-29

Independent Auditor’s Report

To the Board of Directors

Community State Bank

Ankeny, Iowa

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Community State Bank and subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2015, and the related consolidated statement of income, comprehensive income, stockholder’s equity and cash flows for the year then ended and the related notes to the consolidated financial statements (collectively, financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community State Bank and subsidiary as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Des Moines, Iowa

November 9, 2016

Community State Bank and Subsidiary

Consolidated Balance Sheet

December 31, 2015

(Dollars in Thousands)

Assets

Cash and cash equivalents	$13,922
Interest bearing deposits in banks	1,615
Securities available-for-sale	115,354
Federal Home Loan Bank stock (FHLB), at cost	2,603
Loans receivable, net	436,455
Premises and equipment, net	12,389
Accrued interest receivable	2,034
Deferred taxes	2,478
Goodwill	4,666
Intangible assets, net	17
Other real estate owned, net	844
Other assets	1,651

$594,028

Liabilities and Stockholders' Equity

Liabilities
Deposits	$481,273
Federal funds purchased	2,500
FHLB borrowings	45,000
Accrued interest payable	108
Accrued expenses and other liabilities	2,149

531,030

Commitments and Contingencies (Note 10)

Stockholders' Equity
Common stock	600
Additional paid-in capital	37,903
Retained earnings	23,498
Accumulated other comprehensive income	997
62,998

$594,028

See Notes to Consolidated Financial Statements.

Community State Bank and Subsidiary

Consolidated Statement of Income

Year Ended December 31, 2015

(Dollars in Thousands)

Interest and dividend income:
Loans receivable, including fees	$18,895
Securities	2,783
Interest bearing deposits in banks	60
Dividends	67
Total interest and dividend income	21,805

Interest expense:
Deposits	1,103
Borrowed funds	1,660
Total interest expense	2,763

Net interest income	19,042

Provision for loan losses	-
Net interest income after provision for loan losses	19,042

Noninterest income:
Deposit fees and service charges	1,401
Insurance commissions and fees	1,127
Other income	4,039
Realized gains on securities available-for-sale, net	121
Total noninterest income	6,688

Noninterest expense:
Salaries and employee benefits	10,221
Premises and equipment	2,230
Data processing	1,513
FDIC and regulatory assessments	441
Amortization expense	34
Other expenses	3,560
Total noninterest expense	17,999

Income before income tax expense	7,731

Income tax expense	2,252

Net income	$5,479

See Notes to Consolidated Financial Statements.

Community State Bank and Subsidiary

Consolidated Statement of Comprehensive Income

Year Ended December 31, 2015

(Dollars in Thousands)

Net income	$5,479

Other comprehensive income:
Unrealized holding gains arising during the period	37
Realized net gains recognized in net income	(121)
Net unrealized losses on securities before tax benefit	(84)
Tax benefit	31
Net unrealized losses on securities, net of tax in other comprehensive income	(53)

Comprehensive income	$5,426

See Notes to Consolidated Financial Statements.

Community State Bank and Subsidiary

Consolidated Statement of Stockholders’ Equity

Year Ended December 31, 2015

(Dollars in Thousands)

				Accumulated
		Additional		Other
	Common	Paid-In	Retained	Comprehensive
	Stock	Capital	Earnings	Income	Total

Balance, December 31, 2014	$600	$37,903	$21,864	$1,050	$61,417
Net income	-	-	5,479	-	5,479
Dividends paid	-	-	(3,845)	-	(3,845)
Other comprehensive loss	-	-	-	(53)	(53)
Balance, December 31, 2015	$600	$37,903	$23,498	$997	$62,998

See Notes to Consolidated Financial Statements.

Community State Bank and Subsidiary

Consolidated Statement of Cash Flows

Year Ended December 31, 2015

(Dollars in Thousands)

Cash Flows from Operating Activities
Net income	$5,479
Adjustments to reconcile net income to net cash
provided by operating activities:
Net amortization of securities	709
Amortization of intangibles	34
Depreciation	751
Write-down of other real estate owned	46
Gain on sale of securities available-for-sale	(121)
Loss on sales of other real estate owned	2
Deferred tax expense	448
Net changes in assets and liabilities:
Accrued interest receivable	(93)
Other assets	(456)
Accrued interest payable	(19)
Accrued expenses and other liabilities	(774)
Net cash provided by operating activities	6,006

Cash Flows from Investing Activities
Purchase of securities available-for-sale	(5,019)
Proceeds from sales of securities available-for-sale	8,980
Proceeds from maturities, calls and paydowns of securities
available-for-sale	19,038
Net decrease in interest bearing deposits in banks	213
Net increase in loans receivable	(48,176)
Purchase of premise and equipment	(225)
Proceeds from sale of other real estate owned	287
Net decrease in Federal Home Loan Bank stock	(111)
Net cash used in investing activities	(25,013)

 (Continued)

Community State Bank and Subsidiary

Consolidated Statement of Cash Flows (Continued)

Year Ended December 31, 2015

(Dollars in Thousands)

Cash Flows from Financing Activities
Net increase in deposits	$4,608
Net increase in federal funds purchased	2,500
Proceeds from advances from FHLB	10,000
Repayment of advances from FHLB	(10,000)
Repayment of note payable to shareholder	-
Dividends paid to shareholders	(3,845)
Net cash provided by financing activities	3,263

Decrease in cash and cash equivalents	(15,744)

Cash and Cash Equivalents
Beginning	29,666

Ending	$13,922

Supplemental Disclosure of Cash Flow Information
Cash payments for:
Interest	$2,781

Income taxes	$1,773

Supplemental Disclosure of Noncash Investing and Financing Activities
Other real estate owned acquired in settlement of loans	$33

See Notes to Consolidated Financial Statements.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies

Nature of business: Community State Bank (CSB) is an Iowa state-chartered bank, located in Ankeny, Iowa. CSB has a wholly-owned subsidiary called CSB Insurance Group, Inc. (CSBI). Collectively, CSB and CSBI will be referred to as “the Company”. As of December 31, 2015, CSB is owned 100% by Van Diest Investment Company (VDI) which is a two-bank holding company. The Company serves a broad base of depositors and customers in Polk and Dallas counties and surrounding areas of central Iowa. The Company offers a complete range of deposit products, insurance, loans and related financial services designed to serve the needs of their customers.

Use of estimates: In preparing the accompanying consolidated financial statements in conformity with generally accepted accounting principles (GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of other real estate owned, the valuation of deferred tax assets, other-than-temporary impairment of securities, impairment of goodwill and intangible assets and the fair value of financial instruments.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of CSB and its subsidiary, CSBI. All significant inter-company balances and transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform to GAAP and general industry practice.

Cash and cash equivalents: For purposes of reporting cash flows, cash and cash equivalents consists of cash on hand and amounts due from banks. The Company reports net cash flows for customer loan transactions, deposit transactions, short-term borrowings with original maturities of 90 days or less and FHLB stock transactions.

The Federal Reserve Bank requires member banks to maintain a certain amount of vault cash or deposits with Federal Reserve Banks against specified deposit liabilities. CSB held sufficient vault cash and deposits with Federal Reserve Banks to meet the requirement at December 31, 2015.

Interest bearing deposits in banks: Interest bearing deposits consists of excess balance accounts with Bankers Bank and certificates of deposits.

Securities: Securities classified as available-for-sale are those securities that CSB intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movements in interest rates, changes in maturity mix of the CSB’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available-for-sale are reported at fair value with unrealized gains or losses reported as other comprehensive income or loss and as a separate component of stockholders’ equity, net of tax.

The amortization of premiums and accretion of discounts are computed on the effective yield method over the terms of the securities and are included in interest income. Interest income on securities is recognized using the interest method according to the terms of the investment security.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies (Continued)

Gains and losses on the sale of securities are recorded on the trade date based on amortized cost and are determined using the specific identification method.

CSB evaluates their securities for other-than-temporary impairment (OTTI) on an ongoing basis for those securities with a fair value below amortized cost. The evaluation takes into consideration current market conditions, issuer rating changes and trends, the credit worthiness of the obligator of the security, current analysts’ evaluations, failure of the issuer to make scheduled interest or principal payments, CSB’s lack of intent to sell the security or whether it is more-likely-than-not that CSB will be required to sell the security before its anticipated recovery, as well as other qualitative factors. The term OTTI is not intended to indicate that the decline is permanent, but indicates that the prospects for a near-term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Any portion of such a decline in value associated with credit loss is recognized in earnings as an impairment loss with the remaining noncredit-related component being recognized in other comprehensive income. A credit loss is determined by assessing whether the amortized cost basis of the security will be recovered, by comparing the present value of cash flows expected to be collected from the security, computed using original yield as the discount rate, to the amortized cost basis of the security. The shortfall of the present value of the cash flows expected to be collected in relation to the amortized cost basis is considered to be the “credit loss.”

Federal Home Loan Bank stock: CSB is a member of the Federal Home Loan Bank of Des Moines and as such, is required to maintain a minimum investment in stock of the Federal Home Loan Bank that varies with the level of advances outstanding with the Federal Home Loan Bank. The stock is bought from and sold to the Federal Home Loan Bank based upon its $100 par value. Management has concluded that the stock was not impaired at December 31, 2015.

Loans receivable: Loans that management has the intent and ability to hold for the foreseeable future or until maturity are stated at their outstanding principal, less the allowance for loan losses. Interest is accrued daily on the unpaid principal balance. CSB has lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis.

Generally, for all classes of loans, loans are considered past due when contractual payments are delinquent for 31 days or more.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. For all classes of loans, loans will generally be placed on nonaccrual status when the loan has become 90 days past due (unless the loan is well secured and in the process of collection). When interest accrual is discontinued, all unpaid accrued interest is reversed against interest income. The interest on these loans is accounted for on the cash basis method until qualifying for return to accrual.

Troubled debt restructurings: Troubled debt restructurings exist when CSB, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession (either imposed by court order, law or agreement between the borrower and CSB) to the borrower that it would not otherwise consider. These concessions could include forgiveness of principal, extension of maturity dates and reduction of stated interest rates or accrued interest. CSB is attempting to maximize its recovery of the balances of the loans through these various concessionary restructurings. All troubled debt restructurings are considered to be impaired loans.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies (Continued)

Allowance for loan losses: For all portfolio segments, the allowance for loans losses is maintained at the level considered adequate by management of CSB to provide for losses that are probable. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely. Management’s periodic evaluation of the adequacy of the allowance is based on CSB’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

A discussion of the risk characteristics and the allowance for loan losses by each portfolio segment is as follows:

Commercial loans include a mix of variable and fixed rate loans made to small and medium-sized manufacturing, wholesale, retail and service businesses. Commercial loans generally include lines of credit for working capital and operational purposes, and term loans for acquisition of real estate, facilities, equipment and other purposes. The loans are generally made with business operations as the primary source of repayment, but also include collateralization by inventory, accounts receivable, equipment and/or personal guarantees.

Agricultural loans consist of short and medium-term loans and lines of credit that are primarily used for crops, livestock, equipment and general operations. Agricultural loans are ordinarily secured by assets such as livestock or equipment and are repaid from the operations of the farm. Agricultural operating lines generally extend for one production season.

For commercial and agricultural loans, the allowance for loan losses consists of specific and general components. The specific component relates to loans that are classified as impaired, as defined below. For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value, or observable market price) of the impaired loan is lower than the carrying value of that loan.

For commercial and agricultural loans, a loan is considered impaired when, based on current information and events, it is probable that CSB will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a case-by-case basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies (Continued)

The general component consists of quantitative and qualitative factors and covers non-impaired loans. The quantitative factors are based on historical charge-off experience and expected loss default derived from CSB’s internal risk rating process. The qualitative factors are determined based on an assessment of internal and/or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

Residential real estate loans include construction and permanent financing. The lending policy establishes minimum appraisal and other credit guidelines. CSB provides many other types of consumer and other loans including motor vehicle, home improvement, home equity and personal lines of credit. The lending policy addresses specific credit guidelines by consumer loan type.

Residential real estate loans, and consumer and other loans, are comprised of large groups of smaller balance homogenous loans and are collectively evaluated for impairment. CSB applies a quantitative factor based on historical charge-off experience in total for each of these segments. Accordingly, CSB generally does not separately identify individual residential real estate loans, and/or consumer and other loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Troubled debt restructurings are considered impaired loans and are subject to the same allowance methodology as described above for impaired loans by portfolio segment.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line or accelerated method over the estimated useful lives of the respective assets, which range from 3 to 40 years.

Goodwill: Goodwill results from the purchase of bank operations. Goodwill is not amortized, but is subject to an impairment test at least annually. Management has concluded that goodwill was not impaired at December 31, 2015.

Intangible assets: Intangible assets represent the values assigned to the future benefits attributed to acquired-customer lists by CSBI. The values assigned to the future benefits attributed to acquired-customer lists intangibles are being amortized on a straight-line basis over 3 to 15 years. The Company evaluates intangible assets for impairment if circumstances indicate impairment may have occurred. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. Management has concluded that intangible assets were not impaired at December 31, 2015.

Other real estate owned: Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the carrying value or fair value less cost to sell. Revenues and expenses from operations are reported on a gross basis and are included in operating income and expenses. Changes in valuation allowances are included in loss on other real estate owned.

Insurance commissions and fees: Insurance commissions and fee income is recognized per industry standards at the later of the billing or the effective date of the related insurance policies.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies (Continued)

Income taxes: The Company files a consolidated federal income tax return under VDI. Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company follows the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes. The Company has evaluated its material tax positions and determined no income tax effects with respect to the financial statements.

Comprehensive income: Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available-for-sale, are reported as separate components of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. Gains and losses on securities available-for-sale are reclassified to net income as the gains and losses are realized upon sales of the securities. Other-than-temporary impairment charges are reclassified to net income at the time of the charge.

Off-balance-sheet credit-related financial instruments: In the ordinary course of business, CSB has entered into commitments to extend credit, including standby letters of credit. Such financial instruments are recorded when they are funded.

Transfers of financial assets: Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated by the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Fair value measurements: The Company measures fair value of financial instruments in accordance with the Fair Value Measurements and Disclosures topic of the FASB Accounting Standards Codification. See Note 14 for additional fair value disclosures.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies (Continued)

Recent accounting developments: In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. ASU 2014-04 clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (a) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (b) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the standard requires interim and annual disclosure of both (a) the amount of foreclosed residential real estate property held by the creditor and (b) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. This guidance became effective for the Company as of the beginning of the 2015 fiscal year. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The update enhances the reporting model for financial instruments to provide users of financial statements with more decision-useful information by updating certain aspects of recognition, measurement, presentation and disclosure of financial instruments. Among other changes, the update includes requiring changes in fair value of equity securities with readily determinable fair value to be recognized in net income and clarifies that entities should evaluate the need for a valuation allowance on a deferred tax asset related to available for sale securities in combination with the entities other deferred tax assets. ASU 2016-01 will be effective for financial statements issued for fiscal years beginning after December 15, 2018. The Company is currently assessing the impact that this guidance will have on its consolidated financial statements, but does not expect the guidance to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this update supersedes the requirements in ASC Topic 840, Leases. The update will require business entities to recognize lease assets and liabilities on the balance sheet and to disclose key information about leasing arrangements. A lessee would recognize a liability to make lease payments and a right-of-use asset representing its right to use the leased asset for the lease term. This update will be effective for annual periods beginning after December 15, 2019, and is to be applied on a modified retrospective basis. The Company is currently assessing the impact that this guidance will have on its consolidated financial statements, but does not expect the guidance to have a material impact on the Company’s consolidated financial statements.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 1. Significant Accounting Policies (Continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses. Under the standard, assets measured at amortized costs (including loans, leases and AFS securities) will be presented at the net amount expected to be collected. Rather than the “incurred” model that is currently being utilized, the standard will require the use of a forward-looking approach to recognizing all expected credit losses at the beginning of an asset’s life. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Companies may choose to early adopt for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is in the process of analyzing the impact of adoption on the Company’s consolidated financial statements.

Note 2. Securities

Amortized cost and fair values of securities as of December 31, 2015 are summarized as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	(Losses)	Fair Value
Available-for-sale:
U.S. Government agencies	$12,931	$242	$-	$13,173
State and political subdivisions	56,277	612	(101)	56,788
Mortgage-backed securities	44,163	1,013	(176)	45,000
Other equity securities	392	1	-	393
	$113,763	$1,868	$(277)	$115,354

Securities with carrying amounts of $1,870 at December 31, 2015 were pledged as collateral to secure public funds and for other purposes as required or permitted by law.

Gross realized gains on sales of available for sale securities were approximately $121 during 2015. There were no gross realized losses on these sales during 2015.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 2. Securities (Continued)

The amortized cost and fair value of debt securities available-for-sale as of December 31, 2015 are shown below by contractual maturity. Expected maturities may differ from contractual maturities for certain U.S. government agencies, mortgage-backed securities, and other securities because the obligations underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following summary:

	Amortized
	Cost	Fair Value

Due in one year or less	$6,482	$6,515
Due after one through five years	31,645	31,844
Due after five through ten years	22,621	22,886
Due after ten years	4,384	4,482
	65,132	65,727
U.S. Government agencies	4,076	4,234
Mortgage-backed securities	44,163	45,000
Other equity securities	392	393
	$113,763	$115,354

Gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for available-for-sale securities, as of December 31, 2015 are summarized as follows:

	Less than 12 Months		12 Months or more		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	(Losses)	Fair Value	(Losses)	Fair Value	(Losses)
Available-for-sale:
State and political subdivisions	$6,841	$(17)	$4,860	$(84)	$11,701	$(101)
Mortgage-backed securities	3,820	(38)	5,274	(138)	9,094	(176)
	$10,661	$(55)	$10,134	$(222)	$20,795	$(277)

As of December 31, 2015, there were nine securities stated at an unrealized loss for over one year. All of the securities with unrealized losses are considered to be acceptable credit risks. Based upon an evaluation of the available evidence, including recent changes in market rates and credit rating information, management believes the decline in fair values for these securities are temporary. In addition, the Company does not have the intent to sell these securities and it is not more-likely-than-not that the Company will be required to sell these securities prior to their anticipated recovery. Therefore, the Company does not consider these investments to have OTTI as of December 31, 2015.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 3. Loans

The composition of net loans at December 31, 2015 is as follows:

Commercial:
Operating	$72,200
Real estate	203,376
Agriculture:
Operating	6,825
Real estate	22,215
Residential real estate	132,116
Consumer and others	7,884
444,616
Less allowance for loan losses	8,161
$436,455

The aging of the loan portfolio, by classes of loans, as of December 31, 2015 is summarized as follows:

			Accruing
			Past Due
		30-89 Days	90 Days	Nonaccrual
	Current	Past Due	or More	Loans	Total
Classes of loans:
Commercial:
Operating	$67,167	$-	$-	$5,033	$72,200
Real estate	202,337	-	-	1,039	203,376
Agriculture:
Operating	6,825	-	-	-	6,825
Real estate	22,215	-	-	-	22,215
Residential real estate	131,070	-	-	1,046	132,116
Consumer and others	7,150	-	-	734	7,884
	$436,764	$-	$-	$7,852	$444,616

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 3. Loans (Continued)

Changes in the allowance for loan losses, by portfolio class, during the year ended December 31, 2015 are summarized as follows:

	Commercial	Commercial	Agriculture	Agriculture	Residential	Consumer
	Operating	Real Estate	Operating	Real Estate	Real Estate	and Other	Total

Balance at beginning of year	$1,820	$3,179	$151	$362	$2,679	$116	$8,307
Provision for loan losses	66	(406)	77	652	(581)	192	-
Charge offs	(106)	-	-	-	(111)	(2)	(219)
Recoveries	27	38	-	-	5	3	73
Balance at end of year	$1,807	$2,811	$228	$1,014	$1,992	$309	$8,161

Portfolio classes with negative provisions are primarily attributed to improvement in credit quality factors related to those classes.

The allowance for loan losses, by impairment evaluation and by portfolio class, as of December 31, 2015 is summarized as follows:

	Commercial	Commercial	Agriculture	Agriculture	Residential	Consumer
	Operating	Real Estate	Operating	Real Estate	Real Estate	and Other	Total
Allowance for loans individually evaluated
for impairment	$79	$17	$50	$-	$52	$184	$382
Allowance for loans collectively evaluated
for impairment	1,728	2,794	178	1,014	1,940	125	7,779
	$1,807	$2,811	$228	$1,014	$1,992	$309	$8,161

Loans individually evaluated for impairment	$5,111	$5,955	$405	$-	$730	$743	$12,944
Loans collectively evaluated for impairment	67,089	197,421	6,420	22,215	131,386	7,141	431,672
	$72,200	$203,376	$6,825	$22,215	$132,116	$7,884	$444,616

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 3. Loans (Continued)

Loans, by classes of loans, considered to be impaired as of December 31, 2015 are summarized as follows:

	Carrying Amount	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
With no specific allowance recorded:
Commercial:
Operating	$4,924	$7,143	$-	$5,265	$-
Real estate	4,039	5,555	-	4,640	136
Agriculture:
Operating	-	-	-	-	-
Real estate	-	-	-	-	-
Residential real estate	243	271	-	293	4
Consumer and others	503	1,329	-	531	-
With an allowance recorded:
Commercial:
Operating	187	633	79	179	3
Real estate	1,916	1,916	17	1,204	55
Agriculture:
Operating	405	405	50	458	19
Real estate	-	-	-	-	-
Residential real estate	487	487	52	561	25
Consumer and others	240	280	184	240	-
Total
Commercial:
Operating	5,111	7,776	79	5,444	3
Real estate	5,955	7,471	17	5,844	191
Agriculture:
Operating	405	405	50	458	19
Real estate	-	-	-	-	-
Residential real estate	730	758	52	854	29
Consumer and others	743	1,609	184	771	-
	$12,944	$18,019	$382	$13,371	$242

Impaired loans for which no allowance has been provided, as of December 31, 2015 have adequate collateral based on management’s current estimates.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 3. Loans (Continued)

The following table summarizes the recorded investment in loan classes by credit quality indicator as of December 31, 2015:

	Commercial	Commercial	Agriculture	Agriculture	Residential	Consumer
	Operating	Real Estate	Operating	Real Estate	Real Estate	and Other	Total
Internally assigned risk ratings:
Pass	$67,009	$196,524	$6,398	$21,388	$130,975	$7,141	$429,435
Watch	64	1,662	22	-	65	-	1,813
Substandard	5,127	5,190	405	827	1,076	743	13,368
Total	$72,200	$203,376	$6,825	$22,215	$132,116	$7,884	$444,616

CSB’s credit quality indicator is internally assigned risk ratings. Each loan is assigned a risk rating upon origination. The risk rating is reviewed at least annually, and on an as needed basis depending on the specific circumstances of the loan. CSB generally uses the following risk ratings:

Pass: Loans which possess a generally sound financial condition. The trend in financial indicators is generally constant. In general, these loans are of good quality with acceptable financial conditions and reasonable credit risks.

Watch: Loans that have potential weaknesses that, if not corrected, may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Watch assets are not adversely classified and do not expose CSB to sufficient risk to warrant adverse classification. Borrowers may be experiencing sustained adverse operating trends, adverse economic or market conditions may exist, or pending litigation that if not resolved poses a risk to the ongoing financial condition of the company. This category may also include credits that have been restructured to improve repayment prospects.

Substandard: Loans that are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. These loans have a well-defined weakness, or weaknesses, that jeopardize orderly liquidation of the debt. Such weaknesses may include unprofitable operations, inadequate debt service coverage, inadequate liquidity, or marginal capitalization. These loans are characterized by the distinct possibility that CSB will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans that have all the weaknesses inherent in a substandard asset, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts and conditions, highly questionable and improbable.

At December 31, 2015 CSB had loans renegotiated in troubled debt restructurings of $12,807. There were no loans renegotiated in troubled debt restructurings during the year ended December 31, 2015.

For the year ended December 31, 2015, none of CSB’s TDRs have redefaulted subsequent to restructure, where a default is defined as a delinquency of 90 days or more and/or placement on nonaccrual status.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 4. Premises and Equipment

Premises and equipment at December 31, 2015 were comprised of the following:

Buildings and building improvements	$14,146
Furniture and equipment	7,025
Land	5,113
26,284
Less accumulated depreciation	13,895
$12,389

Note 5. Intangible Assets

Information regarding the intangible assets at December 31, 2015 is as follows:

Customer list	$537
Less accumulated amortization	520
$17

Aggregate amortization of intangible assets as of December 31, 2015 in future years is as follows; $17 in 2016.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 6. Deposits

The composition of deposits at December 31, 2015 is as follows:

Noninterest-bearing demand deposits	$116,858
Savings, NOW and money market deposits	285,833
Time certificates, over $250,000	2,159
Other time certificates	76,423
$481,273

There were no brokered deposits as of December 31, 2015.

Aggregate maturities of time certificates as of December 31, 2015 are due in future years as follows:

2016	$56,518
2017	13,034
2018	5,555
2019	2,487
2020	988
$78,582

Note 7. Federal Home Loan Bank Borrowings

CSB borrows money from the FHLB of Des Moines to meet their funding needs. The FHLB advances outstanding at December 31, 2015 are due between 2016 and 2017. At December 31, 2015, the advances have fixed interest rates ranging from 0.69% to 4.45% with a weighted-average rate of 3.60%. The advances are collateralized by CSB’s FHLB stock of $2,603 and loans of $158,337 at December 31, 2015.

Aggregate maturities of FHLB long term advances outstanding as of December 31, 2015 are as follows:

2016	$30,000
2017	15,000	Includes $10,000 callable in 2016
	$45,000

In 2016, all outstanding FHLB advances were repaid. The $30 million in advances that matured in 2016 were repaid at maturity, while the $15 million in advances that were due to mature in 2017 were prepaid in October 2016.

CSB had approximately $2,500 of federal funds purchased from the FHLB of Des Moines that are included in federal funds purchased on the balance sheet as of December 31, 2015.

Note 8. Defined Contribution Plan

Substantially all full-time employees of the Company are covered by a defined contribution plan sponsored by VDI. Contribution expense for the Company for the year ended December 31, 2015 totaled $178.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 9. Income Taxes

The components of income tax expense for the year ended December 31, 2015 are as follows:

Current tax provision:
Federal	$1,501
State	303
1,804

Deferred tax expense:
Federal	379
State	69
448

$2,252

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

Income taxes at federal tax rate	34.0%
Adjustments due to:
Tax-exempt interest and dividends	(5.2)
State taxes, net of federal tax benefit	2.6
Other, net	(2.3)
Effective tax rates	29.1%

Net deferred tax assets and liabilities consisted of the following components as of December 31, 2015:

Deferred tax assets (liabilities):
Allowance for loan losses	$3,044
Basis differences on other real estate owned	75
Unrealized gain on securities available-for-sale	(593)
Depreciation on fixed assets	(250)
Accrued vacation	132
Other	70
Net deferred tax assets	$2,478

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 10. Commitments, Contingencies and Credit Risk

Financial instruments with off-balance-sheet risk: CSB is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the financial statements.

CSB’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. CSB uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of CSB’s commitments at December 31, 2015 is as follows:

Commitments to extend credit	$104,949
Standby letters of credit	349
$105,298

Commitments to extend credit, including lines of credit, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire generally within one year without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. CSB evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by CSB upon extension of credit, is based on management’s credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by CSB to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. CSB holds various items as collateral supporting those commitments for which collateral is deemed necessary. In the event the customer does not perform in accordance with the terms of the agreement with the third party, CSB would be required to fund the commitment. The maximum potential amount of future payments CSB could be required to make is represented by the contractual amount shown in the summary above. If the commitment is funded, CSB would be entitled to seek recovery from the customer. At December 31, 2015, no amounts have been recorded as liabilities for CSB’s potential obligations under these guarantees.

Financial instruments with concentrations of credit risk: CSB grants commercial, agricultural, residential real estate and consumer loans to customers primarily in central Iowa. The composition of the loan portfolios is indicated in Note 3. A substantial portion of the customers’ ability to honor their loan contracts is dependent upon the local real estate market and business economy in which CSB operates.

The nature of CSB’s business requires that they maintain amounts due from banks which at times may exceed federally insured limits. CSB has not experienced any such losses in such accounts.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial statements.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 11. Transactions with Related Parties

CSB has, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. The related-party loan balances as of December 31, 2015 were $1,600. CSB also has outstanding commitments to related parties of $2,500 as of December 31, 2015.

Note 12. Regulatory Matters

CSB is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements (as shown in the following table) can result in certain mandatory and possibly additional discretionary actions by regulators which, if undertaken, could have a direct material effect on CSB’s consolidated financial statement. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, CSB must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes CSB met all capital adequacy requirements to which they were subject as of December 31, 2015.

CSB capital amounts and ratios are presented in the following table as of December 31, 2015.

					To Be Well-Capitalized
			For Capital		Under Prompt
	Actual		Adequacy Purposes		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to risk-
weighted assets):	$63,615	12.70%	$40,072	8.00%	$50,091	10.00%
Tier 1 Capital (to risk-
weighted assets):	$57,327	11.44%	$30,067	6.00%	$40,089	8.00%
Common Equity Tier 1 Capital
(to risk-weighted assets):	$57,327	11.44%	$22,550	4.50%	$32,572	6.50%
Tier 1 Capital (to
average assets):	$57,327	9.80%	$23,399	4.50%	$29,248	6.50%

In July 2013, the Federal Reserve Board and the FDIC issued final rules implementing the Basel III regulatory capital framework and related Dodd-Frank Wall Street Reform and Consumer Protection Act changes. The rules revised minimum capital requirements and adjusted prompt corrective action thresholds. The final rules revised the regulatory capital elements, added a new common equity Tier 1 capital ratio, increased the minimum Tier 1 capital ratio requirement, and implemented a new capital conservation buffer. The rules also permitted certain banking organizations to retain, through a one-time election, the existing treatment for AOCI. CSB has made the election to retain the existing treatment, which excludes AOCI from regulatory capital amounts. The final rules took effect for CSB on January 1, 2015, subject to a transition period for certain parts of the rules.

Beginning in 2016, an additional capital conservation buffer will be added to the minimum requirements for capital adequacy purposes, subject to a three year phase-in period. The capital conservation buffer will be fully phased-in on January 1, 2019 at 2.50 percent. A banking organization with a conservation buffer of less than 2.50 percent (or the required phase-in amount in years prior to 2019) will be subject to limitations on capital distributions, including dividend payments, and certain discretionary bonus payments to executive officers. As of December 31, 2015, the ratios for CSB were sufficient to meet the fully phased-in conservation buffer.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 13. Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Fair Value Measurements and Disclosures Topic of the FASB Accounting Standards Codification requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the Topic establishes a fair value hierarchy for valuation inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Financial assets and financial liabilities measured at fair value on a recurring basis as of December 31, 2015 are as follows:

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total
Securities available-for-sale:
U.S. Government agencies	$-	$13,173	$-	$13,173
State and political subdivisions	-	56,788	-	56,788
Mortgage-backed securities	-	45,000	-	45,000
Other equity securities	393	-	-	393
	$393	$114,961	$-	$115,354

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 13. Fair Value Measurements (Continued)

Securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available (Level 1). If quoted prices are not available, fair value is measured using independent pricing models or other model-based valuation techniques such as present value of future cash flows, adjusted for securities credit rating, prepayment assumptions and other factors such as credit loss assumptions (Level 2). Certain securities are not valued based on observable inputs and are therefore classified as Level 3. The fair value of these securities is based on management’s best estimates.

Certain assets are measured at fair value on a nonrecurring basis; that is, they are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets and financial liabilities measured at fair value on a nonrecurring basis as of December 31, 2015 are as follows:

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)	Total

Impaired loans	$-	$-	$12,562	$12,562
Other real estate owned	-	-	844	844

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. The specific reserves for collateral-dependent impaired loans are based on the fair value of the collateral less estimated costs to sell. The fair value of collateral was determined based on appraisals. In some cases, adjustments were made to the appraised values due to various factors, including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement.

The fair values of other real estate owned are determined by independent appraisals or are estimated using observable market data and customized discounting criteria. The foreclosed assets are carried at fair value with write-downs based on the foreclosed asset’s fair value at foreclosure reported through charges to the allowance for loan losses. Periodically, the fair value of foreclosed assets is re-measured with any subsequent write-downs charged to other expenses in the period in which they are identified. As with impaired loans, if significant adjustments are made to the appraised value, based upon unobservable inputs the resulting fair value measurement is categorized as a Level 3 measurement.

The Company is required to provide disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. Fair value is determined under the framework disclosed above. Certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 13. Fair Value Measurements (Continued)

The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

Cash and cash equivalents: The carrying amounts of these assets approximate their fair value.

Interest bearing deposits in banks: The carrying amounts of these assets approximate their fair value.

Securities: The fair values for securities available-for-sale and held-to-maturity are estimated as described above. The fair values are estimated for securities held-to-maturity using the same methods as those described for available-for-sale.

Federal Home Loan Bank stock: The carrying value of Federal Home Loan Bank stock approximates fair value.

Loans receivable: For variable-rate loans that re-price frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated as described above.

Deposits: The carrying amounts of demand deposits and variable-rate, fixed-term money certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal funds purchased and securities sold under repurchase agreements: The fair values of federal funds purchased and securities sold under repurchase agreements approximate their carrying amounts.

Notes payable to shareholder’s trust: It is not currently practicable to estimate the fair value of the note payable to the shareholder’s trust since the agreement contains unique conditions and restrictions.

Federal Home Loan Bank borrowings: The fair values of CSB’s Federal Home Loan Bank borrowings are estimated using discounted cash flow analysis based on current borrowing rates for similar types of borrowing arrangements.

Accrued interest receivable and payable: The carrying amounts of accrued interest receivable and payable approximate their fair values.

Off-balance-sheet instruments: The carrying value and fair values for off-balance-sheet lending commitments are considered insignificant.

Community State Bank Notes to Consolidated Financial Statements (Dollars in Thousands)

Note 13. Fair Value Measurements (Continued)

The estimated fair values of the Company’s financial instruments at December 31, 2015 are as follows:

	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$13,922	$13,922
Interest bearing deposits in banks	1,615	1,615
Securities available-for-sale	115,354	115,354
Federal Home Loan Bank stock	2,603	2,603
Loans receivable	436,455	462,485
Accrued interest receivable	2,034	2,034

Financial liabilities:
Deposits	$481,273	$461,047
Federal funds purchased	2,500	2,500
Federal Home Loan Bank borrowings	45,000	48,028
Accrued interest payable	108	108

Note 14. Subsequent Events

Subsequent events have been evaluated for potential recognition and disclosure through the date the financial statements were issued. On May 23, 2016, Van Diest Investment Company entered into a definitive agreement to sell CSB to QCR Holdings, Inc., headquartered in Moline, Illinois.

This transaction was closed on August 31, 2016, with QCR Holdings purchasing 100% of the outstanding common stock of CSB for cash consideration of $80 million. QCR Holdings intends to maintain CSB as an independent banking charter.